<PAGE 1>
                                    Registration No. 333-

   ____________________________________________________________

                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549
   ___________________________________________________________

                             FORM S-8
     Registration Statement Under The Securities Act of 1933
          ______________________________________________

                       BHC FINANCIAL, INC.
          ______________________________________________
      (Exact name of registrant as specified in its charter)

         Delaware                          23-2264646
(State or other jurisdiction of   (I.R.S. Employer Identification No.)
incorporation or organization)

Twelve Hundred, One Commerce Square
        2005 Market Street
    Philadelphia, Pennsylvania                           19103-3212
(Address of Principal Executive Offices)                 (Zip Code)

                       BHC Financial, Inc.
                     Long Term Incentive Plan
                     (Full title of the plan)

                        Lawrence E. Donato
   Senior Vice President, Chief Financial Officer and Treasurer
                       BHC Financial, Inc.
                          Twelve Hundred
                       One Commerce Square
                        2005 Market Street
              Philadelphia, Pennsylvania 19103-3212
             (Name and address of agent for service)

                               (215) 636-3000
  (Telephone number, including area code, of agent for service)

                        with a copy to:
                      Rhonda R. Cohen, Esq.
                Ballard Spahr Andrews & Ingersoll
                  1735 Market Street, 51st Floor
                 Philadelphia, Pennsylvania 19103
                          (215) 665-8500
<PAGE 2>

                      CALCULATION OF REGISTRATION FEE


Title of       Amount to     Proposed Maximum Proposed Maximum Amount of
Securities to  be Registered Offering Price   Aggregrate       Registration
be Registered                Per Share        Offering Price   Fee


Common Stock,
par value
$.001 per
share          464,353       $15.625(1)       $7,255,516(1)    $2,268




(1) Estimated solely for the purpose of calculating the registration fee.
    In accordance with Rule 457(c), the price shown is based upon the average of the high and low price of BHC Financial, Inc. Common Stock on October 28, 1996, $15.625, as reported on the Nasdaq National Market System.


























<PAGE 3>

Part I and Items 3-7 of BHC Financial, Inc.'s Registration Statement on Form S-8 (File No. 33-76936) are incorporated by reference herein pursuant to Instruction E of Form S-8.


Item 8.  Exhibits.


    Exhibit Number


    5    Opinion of Ballard Spahr Andrews & Ingersoll

    23.1 Consent of Coopers & Lybrand

    23.2 Consent of Ballard Spahr Andrews & Ingersoll (included in Exhibit
         5)

    24   Power of Attorney (included on signature page)

    99   BHC Financial, Inc. Long Term Incentive Plan, as amended.



Item 9.  Undertakings.

      A. The Company hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that clauses (i) and (ii) above do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.



<PAGE 4>
         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering.

      B. The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act, and will be governed by the final adjudication of such issue.
<PAGE 5>

                            SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on
October 16, 1996.


                        BHC FINANCIAL, INC.


                        By:  /s/ William T. Spane, Jr.
                             William T. Spane, Jr.
                             Chairman, Chief Executive Officer
                               and President


                        POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, WILLIAM T. SPANE, JR. and LAWRENCE E. DONATO and each of them, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and be done in connection with the above premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                    Title                         Date


/s/ William T. Spane, Jr.Chairman, Chief Executive     October 16, 1996
William T. Spane, Jr.    Officer, President and Director
                         (Principal executive officer)


/s/ Lawrence E. Donato  Senior Vice President,         October 16, 1996
Lawrence E. Donato      Chief Financial Officer,
                        Treasurer and Director
                        (Principal financial and
                        accounting officer)


<PAGE 6>

Signature              Title                    Date


/s/ Robert T. Arnold        Director                 October 16, 1996
Robert T. Arnold


/s/ Vincent G. Bell, Jr.    Director                  October 16, 1996
Vincent G. Bell, Jr.


/s/ Richard L. Bunn         Director                  October 16, 1996
Richard L. Bunn


Carroll H. Crouch, Jr.      Director                  October 16, 1996


/s/ George L.  Denton, Jr.   Director                  October 16, 1996
George L. Denton, Jr.


/s/ John W.Saunders, Jr.     Director                  October 16, 1996
John W. Saunders, Jr.


<PAGE 7>

                          EXHIBIT INDEX

Exhibit
Number                  Description

5   Opinion of Ballard Spahr Andrews & Ingersoll

23.1     Consent of Coopers & Lybrand

23.2     Consent of Ballard Spahr Andrews & Ingersoll (included in Exhibit 5)

24  Power of Attorney (included on signature page)

99  BHC Financial, Inc. Long Term Incentive Plan, as amended








































<PAGE 8>
                                                        Exhibit 5

  [LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL APPEARS HERE]


                                  October 28, 1996

BHC Financial, Inc.
One Commerce Square
2005 Market Street
Philadelphia, PA 19103-3212

         Re:  Long Term Incentive Plan

Gentlemen:

         We have acted as counsel to BHC Financial, Inc. (the "Company") in connection with the registration under the Securities Act of 1933, as amended, of an additional 464,353 shares of common stock of the Company, par value $.001 per share (the "Shares"), issuable upon the exercise of options or the vesting of awards granted under the Company's Long Term Incentive Plan (the "Incentive Plan").

         The opinion expressed below is based on the assumption that the Registration Statement on Form S-8 with respect to the Shares issuable upon the exercise of options or the vesting of awards under the Incentive Plan will have been filed by the Company with the Securities and Exchange Commission and will have become effective before any of the Shares are issued and that the persons acquiring the Shares will receive a prospectus containing all of the information required by Part I of Form S-8 before acquiring such Shares.

         In rendering our opinion, we have reviewed such certificates, documents, corporate records and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with the originals of all instruments presented to us as copies and the genuineness of all signatures.

         Based on the foregoing, we are of the opinion that the 464,353 Shares, when issued upon exercise of options or the vesting of awards granted or to be granted under the Incentive Plan, in accordance with the terms thereof, will be legally issued, fully paid and non-assessable.

         We consent to the filing of this opinion as Exhibit 5 to the Registration Statement on Form S-8 being filed with respect to the offering of the Shares.

                             Very truly yours,



                             /s/ Ballard Spahr Andrews & Ingersoll
<PAGE 9>
                                                     Exhibit 23.1

      [LETTERHEAD OF COOPERS & LYBRAND L.L.P. APPEARS HERE]

                CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement of BHC Financial, Inc. on Form S-8 of our report dated February 5, 1996, except to Note 6 as to which the date is March 15, 1996 on our audits of the consolidated financial statements and financial statement schedules of BHC Financial, Inc. as of December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994, and 1993, which report is incorporated by reference in this registration statement.


                                       /s/ Coopers & Lybrand L.L.P.


Coopers & Lybrand L.L.P.
Philadelphia, Pennsylvania
October 28, 1996
<PAGE 10>
                                                       Exhibit 99


                       BHC FINANCIAL, INC.

                     LONG TERM INCENTIVE PLAN
                      (as amended May 1995)


                            ARTICLE I

                             Purpose


         The purpose of this Long Term Incentive Plan (the "Plan") is to enable BHC Financial, Inc. to offer key employees of the Company and Designated Subsidiaries (defined below) performance-based stock incentives and other equity interests in the Company and other incentive awards, in order to attract, retain, and reward such key employees, and strengthening the mutuality of interests between key employees and the Company's shareholders.


                            ARTICLE II

                           Definitions


         For purposes of this Plan, the following terms shall have the following meanings:

         "Award" shall mean any award under this Plan of any Stock Option, Reload Option, Restricted Stock, Performance Shares, Performance Units or Other Stock-Based Award.

         "Board" shall mean the Board of Directors of the Company.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Committee" shall mean a committee of the Board consisting of two or more Directors, each of whom is a Disinterested Person.

         "Common Stock" means the Common Stock, $.001 par value per share, of the Company.

         "Company" means BHC Financial, Inc., and any successor thereto.

         "Designated Subsidiary" shall mean a subsidiary of the Company as designated from time to time by the Board, 80 percent or more of the voting capital stock of which is owned, directly or indirectly, by the Company.

         "Disability" shall mean Total Disability as defined in the Company's long term disability plan.

         "Disinterested Person" shall have the meaning set forth in rule 16b-3(d)(3) as promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, or any successor definition adopted by the Commission.



<PAGE 11>

         "Fair Market Value" for purposes of this Plan, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, shall mean, as of any date, the mean between the high and low sales prices of a share of Common Stock as reported for exchange, quoted on an automated quotation system sponsored by a national securities association.

         "Incentive Stock Option" shall mean any Stock Option awarded under this Plan intended to be and designated as an "Incentive Stock Option" within the meaning of section 422 of the Code.

         "Non-Qualified Stock Option" shall mean any Stock Option awarded under this Plan that is not an Incentive Stock Option.

         "Other Stock-Based Award" shall mean an Award under Article XI of this Plan that is valued in whole or in part by reference to, or is payable in or otherwise based on, Common Stock.

         "Participant" shall mean an employee to whom an Award has been made pursuant to this Plan.

         "Performance Cycle" shall have the meaning set forth in Section
9.1.

         "Performance Period" shall have the meaning set forth in Section
8.1.

         "Performance Share" shall mean an Award made pursuant to Article VIII of this Plan of the right to receive Common Stock or cash of an equivalent value at the end of a specified Performance Period.

         "Performance Unit" shall mean an Award of the right to receive a fixed dollar amount equal to the increase in the price of Common Stock over a specified base amount, payable in cash or Common Stock or a combination of both, pursuant to Article IX of the Plan.

         "Plan" shall mean BHC Financial, Inc. Long Term Incentive Plan, as set forth herein.

         "Reload Option" shall have the meaning set forth in Section 6.5.

         "Restricted Stock" shall mean an Award of shares of Common Stock under this Plan that is subject to restrictions under Article VII.

         "Restriction Period" shall have the meaning set forth in Section
7.3(a).

         "Retirement" shall mean termination of employment by an employee who is at least 55 years of age after at least 5 years of employment by the Company and/or a Designated Subsidiary.

         "Stock Option" or "Option" shall mean any option to purchase shares of Common Stock (including Restricted Stock and Performance Shares, if the Committee so determines) granted pursuant to Article VI.

         "Ten Percent Shareholder" means a person who at the time of grant owns, either directly or within the meaning of the attribution rules contained in section 425(d) of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of his or her employer

<PAGE 12>

corporation or of its parent or subsidiary corporations, as defined respectively in sections 425(e) and (f) of the Code, but only to the extent that the employer corporation is the Company or a Designated Subsidiary.

         "Termination of employment" shall mean a termination of service for reasons other than a military or personal leave of absence granted by the Company.

         "Withholding Election" shall have the meaning set forth in Section
13.4.


                           ARTICLE III

                          Administration

          3.1 The Committee. The Plan shall be administered and interpreted by the Committee.

          3.2  Grant of Awards.  The Committee shall have the authority:

               (a) to grant, pursuant to the terms of this Plan, to officers and other key employees eligible under Article V, (1) Stock Options,
(2) Restricted Stock, (3) Performance Shares, (4) Performance Units, and
(5) Other Stock-Based Awards;

               (b) to select the officers and other key employees of the Company to whom Stock Options, Restricted Stock, Performance Shares, Performance Units and Other Stock-Based Awards may from time to time be granted hereunder;

               (c) to determine whether and to what extent Incentive
Stock Options, Non-Qualified Stock Options, Restricted Stock, Performance Shares, Performance Units and Other Stock-Based Awards, or any combination thereof, are to be granted hereunder to one or more eligible employees;

               (d) to determine the number of shares of Common Stock to be covered by each such Award granted hereunder;

               (e) to determine the terms and conditions, not inconsistent with the terms of this Plan, of any Award granted hereunder (including, but not limited to, the share price, any restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof, regarding any Stock Option or other Award and the shares of Common Stock relating thereto, based on such factors as the Committee shall determine, in its sole discretion);

               (f) to determine whether, to what extent and under what circumstances grants of Options and other Awards under this Plan are to operate on a tandem basis and/or in conjunction with or apart from other cash awards made by the Company outside of this Plan;

               (g) to determine whether and under what circumstances a Stock Option may be settled in cash, stock, and/or Restricted Stock under
Section 6.4(k); and

               (h) to determine whether, to what extent and under what circumstances Common Stock and other amounts payable with respect to an Award

<PAGE 13>

under this Plan shall be deferred either automatically or at the election of the Participant.

          3.3  Guidelines.   Subject to Article XI hereof, the Committee
shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing this Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of this Plan and any Award issued under this Plan (and any agreements relating thereto); and to otherwise supervise the administration of this Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in this Plan or in any Award granted in the manner and to the extent it shall deem necessary to carry this Plan into effect.

          3.4 Decisions Final. Any decision, interpretation or other action made or taken in good faith by the Committee arising out of or in connection with the Plan shall be final, binding and conclusive on the Company and all employees and their respective heirs, executors, administrators, successors and assigns.


                            ARTICLE IV

                         Share Limitation


          4.1  Shares.  The maximum aggregate number of shares of Common
Stock which may be issued under this Plan shall not exceed 750,000 shares, subject to any increase or decrease pursuant to Section 4.2. The shares issued under the Plan may be either authorized and unissued Common Stock or issued Common Stock reacquired by the Company. If any Option granted under this Plan shall expire, terminate or be cancelled for any reason without having been exercised in full, the number of unpurchased shares shall again be available for the purposes of the Plan; provided, however, that if such expired, terminated or cancelled Option shall have been issued in conjunction with another Award, none of such unpurchased shares shall again become available for purposes of this Plan to the extent that the related Award granted under this Plan is exercised. If an Option is exercised using Common Stock already owned by the Participant exercising the Option, the number of shares that shall be treated as issued under the Plan shall be (a) the number of shares issued minus (b) the number of shares exchanged in satisfaction of the Option Price, and the number of shares so exchanged shall be added to the total number of shares of Common Stock available under the Plan. Further, if any shares of Common Stock granted hereunder are forfeited or such Award otherwise terminates without the delivery of such shares upon the lapse of restrictions, the shares subject to such grant, to the extent of such forfeiture or termination, shall again be available under this Plan.

          4.2 Changes. In the event of any merger, reorganization, consolidation, recapitalization, dividend (other than a dividend or its equivalent which is credited to a Plan Participant or a regular cash dividend), stock split, or other change in corporate structure affecting the Common Stock, a corresponding substitution or adjustment shall be made in the maximum aggregate number of shares which may be issued under this Plan, in the number and option price of shares subject to outstanding Options granted under this Plan, and in the number of shares subject to other outstanding Awards (including but not limited to Awards of Restricted Stock, Performance Shares, Performance Units and Other Stock-Based Awards) granted under this Plan, as may be determined to be appropriate by the Committee, in its sole discretion,

<PAGE 14>

provided that the number of shares subject to any Award shall always be a whole number.


                            ARTICLE V

                           Eligibility


          5.1 Senior officers, senior management, and key employees of the Company and its Designated Subsidiaries are eligible to be granted Options and other Awards under this Plan. Eligibility under this Plan shall be determined by the Committee.


                            ARTICLE VI

                          Stock Options


          6.1 Options. Stock Options may be granted alone or in addition to other Awards granted under this Plan. Each Stock Option granted under this Plan shall be either an Incentive Stock Option or a Non-Qualified Stock Option.

          6.2 Grants. The Committee shall have the authority to grant to any Participant one or more Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options. To the extent that any Stock Option is not an Incentive Stock Option (whether because of its provisions, the time or manner of its exercise, designation of the Stock Option as other than an Incentive Stock Option, or otherwise), such Stock Option or the portion thereof which is not an Incentive Stock Option shall constitute a separate Non-Qualified Stock Option.

          6.3 Incentive Stock Options. Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under section 422 of the Code, or, without the consent of the Participants affected, to disqualify any Incentive Stock Option under such section 422.

          6.4 Terms of Options. Options granted under this Plan shall be subject to the following terms and conditions and shall be in such form and contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem desirable:

               (a) Option Price.  The option price per share of Common
Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant; provided, however, that if the Stock Option is intended to be an Incentive Stock Option the option price per share shall not be less than 100% of the Fair Market Value of the Common Stock at grant, and provided further that with respect to any Stock Options that are intended to be Incentive Stock Options granted to a Ten Percent Shareholder, the option price per share shall not be less than 110% of the Fair Market Value at the time of grant.
               (b) Option Term. The term of each Stock Option shall be fixed by the Committee; provided, however, that no Option shall be exercisable more than ten years after the date the Option is granted.

<PAGE 15>

               (c) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at grant; provided, however, that, except as provided in Subsections (f) and (g) and Article III, unless otherwise determined by the Committee, the Committee may waive any installment exercise provisions at any time at or after grant in whole or in part, based on such factors as the Committee shall determine, in its sole discretion.

               (d) Method of Exercise. Subject to whatever installment exercise and waiting period provisions apply under Subsection (c), Stock Options may be exercised in whole or in part at any time during the option term, by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price in such form as the Committee may accept. If and to the extent determined by the Committee in its sole discretion at or after grant, payment in full or in part may also be made in the form of Common Stock duly owned by the Participant (and for which the Participant has good title free and clear of any liens and encumbrances) or Restricted Stock, or by reduction in the number of shares issuable upon such exercise based, in each case, on the Fair Market Value of the Stock on the last trading date preceding payment as determined by the Committee (without regard to any forfeiture restrictions applicable to Restricted Stock). No shares of Stock shall be issued until payment, as provided herein, therefor has been made. A Participant shall generally have the rights to dividends or other rights of a shareholder with respect to shares subject to the Option when the optionee has given written notice of exercise, has paid for such shares as provided herein, and, if requested, has given the representation described in Section 14.1. Notwithstanding the foregoing, if payment in full or in part has been made in the form of Restricted Stock, an equivalent number of shares of Common Stock issued on exercise of the Option shall be subject to the same restrictions and conditions, and during the remainder of the Restriction Period, applicable to the shares of Restricted Stock surrendered therefor.

               (e) Non-Transferability of Options. No Stock Option shall be transferable by the Participant otherwise than by will or by the laws of descent and distribution, to the extent consistent with the terms of the Plan and the Option, and all Stock Options shall be exercisable, during the Participant's lifetime, only by the Participant.

               (f) Termination by Death. Subject to Subsection (j), if a Participant's employment by the Company or a Designated Subsidiary terminates by reason of death, any Stock Option held by such Participant, unless otherwise determined by the Committee at grant, shall be fully vested and may thereafter be exercised by the legal representative of the Participant's estate, until the expiration of the option term of such Stock Option, or such other period as the Committee may specify at grant.

               (g) Termination by Reason of Disability. Subject to Subsection (j), if a Participant's employment by the Company or a Designated Subsidiary terminates by reason of Disability, any Stock Option held by such Participant, unless otherwise determined by the Committee at grant, shall be fully vested and may thereafter be exercised by the Participant until the expiration of the stated term of such Stock Option, or such other period as the Committee may specify at grant; provided, however, that, if the Participant dies before the Stock Option is exercised, any unexercised Stock Option held by such Participant shall thereafter be exercisable by the legal representative of the Participant's estate to the extent to which it was exercisable at the time of death until the expiration of the option term of

<PAGE 16>

such Stock Option, or such other period as the Committee may specify at grant. In the event of termination of employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

               (h) Termination by Reason of Retirement.  Subject to
Subsection (j), if a Participant's employment by the Company or a Designated Subsidiary terminates by reason of Retirement, any Stock Option held by such Participant, unless otherwise determined by the Committee at grant, shall be fully vested and may thereafter be exercised by the Participant until the expiration of the option term of such Stock Option, or such other period as the Committee may specify at grant; provided, however, that, if the Participant dies after retirement but before the Option is exercised, any unexercised Stock Option held by such Participant shall thereafter be exercisable by the legal representative of the Participant's estate, to the extent to which it was exercisable at the time of death, until the expiration of the option term of such Stock Option, or such other period as the Committee shall specify at grant. In the event of termination of employment by reason of Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

               (i) Other Termination. Unless otherwise determined by the Committee at or after grant, if a Participant's employment by the Company terminates for any reason other than death, Disability or Retirement, the Stock Option shall thereupon terminate, except that such Stock Option may be exercised for the lesser of three months or the balance of such Stock Option's term if the Participant is involuntarily terminated by the Company without cause.

               (j) Incentive Stock Option Limitations.

                   (1) To the extent that the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year under the Plan and/or any other stock option plan of the Company or any subsidiary or parent corporation (within the meaning of section 425 of the Code) exceeds $100,000, such Options shall be treated as Options which are not Incentive Stock Options.

                   (2) Should any of the foregoing provisions not be necessary in order for the Stock Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Committee may amend the Plan accordingly, without the necessity of obtaining the approval of the shareholders of the Company.

               (k) Buyout and Settlement Provisions. The Committee may at any time offer to buy out an Option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the Participant at the time that such offer is made. In addition, if the Option agreement so provides or is amended after grant and prior to exercise to so provide (with the Participant's consent), the Committee may require that all or part of the shares to be issued with respect to the spread value of an exercised Option take the form of Performance Shares or Restricted Stock, which shall be valued on the date of exercise on the basis of the Fair Market Value of such Performance Shares or Restricted Stock determined without regard to the deferral limitations and/or forfeiture restrictions involved.

<PAGE 17>

          6.5 Reload Options. Without in any way limiting the authority of the Committee to make grants hereunder, and in order to induce officers and other key employees to retain ownership of shares in the Company, the Committee shall have the authority (but not an obligation) to include within any option agreement a provision entitling the optionee to a further option (a "Reload Option") in the event the optionee exercises the option evidenced by the option agreement, in whole or in part, by surrendering other shares of the Company in accordance with this Plan and the terms and conditions of the option agreement. Any such Reload Option shall be for a number of shares equal to the number of surrendered shares, shall become exercisable in the event the purchased shares are held for a minimum period of time established by the Committee, and shall be subject to such other terms and conditions as the Committee may determine.

         6.6 Rights as Shareholders. Unless otherwise determined by the Committee, a Participant shall not have any right as a shareholder with respect to any shares subject to his Options until the issuance of stock certificates to him or her for such shares.


                           ARTICLE VII

                         Restricted Stock


          7.1 Awards of Restricted Stock. Shares of Restricted Stock may be issued either alone or in addition to other Awards granted under the Plan. The Committee shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the price (if any) to be paid by the recipient (subject to Section 7.2), the time or times within which such Awards may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the Awards. The Committee may condition the grant of Restricted Stock upon the attainment of specified performance goals or such other factors as the Committee may determine, in its sole discretion. The provisions of Restricted Stock awards need not be the same with respect to each Participant, and such Awards to individual Participants need not be the same in subsequent years.

          7.2 Awards and Certificates. The prospective Participant selected to receive a Restricted Stock Award shall not have any rights with respect to such Award, unless and until such Participant has executed an agreement evidencing the Award and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such Award. Further, such Award shall be subject to the following conditions:

               (a) Purchase Price. The purchase price for shares of Restricted Stock shall be determined by the Committee.
               (b) Acceptance. Awards of Restricted Stock must be accepted within a period of 60 days (or such shorter period as the Committee may specify at grant) after the Award date, by executing a Restricted Stock Award agreement and by paying whatever price (if any) the Committee has designated hereunder.

               (c) Legend. Each Participant receiving a Restricted Stock Award shall be issued a stock certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such

<PAGE 18>

Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award.

               (d) Custody. The Committee may require that the stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock Award, the Participant shall have delivered a duly signed stock power, endorsed in blank, relating to the Stock covered by such Award.

         7.3 Restrictions and Conditions. The shares of Restricted Stock awarded pursuant to this Plan shall be subject to the following restrictions and conditions:

               (a) Restriction Period. Subject to the provisions of this Plan and the Award agreement, during a period set by the Committee commencing with the date of such Award (the "Restriction Period"), the Participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock awarded under this Plan. Within these limits, the Committee, in its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part, based on service, performance and/or such other factors or criteria as the Committee may determine in its sole discretion.

               (b) Rights as Shareholder. Except as provided in this Subsection (b) and Subsection (a) above, the Participant shall have, with respect to the shares of Restricted Stock, the rights of a holder of shares of Common Stock of the Company including the right to receive any dividends and exercise the voting rights of the stock, as determined by the Committee. The Committee, in its sole discretion, as determined at the time of Award, may permit or require the payment of dividends to be deferred.

               (c) Termination of Employment. Subject to the applicable provisions of the Award agreement and this Article VII, upon termination of a Participant's employment with the Company for any reason during the Restriction Period, including disability, retirement or death, all Restricted Shares still subject to restriction will vest or be forfeited in accordance with the terms and conditions established by the Committee at or after grant.

               (d) Hardship. In the event of hardship or other special circumstances of a Participant whose employment with the Company or a Designated Subsidiary is involuntarily terminated (other than for cause), the Committee may, in its sole discretion, waive in whole or in part any or all remaining restrictions with respect to such Participant's shares of Restricted Stock, based on such factors as the Committee may deem appropriate.

               (e) Lapse of Restrictions. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, the certificates for such shares shall be delivered to the Participant. All legends shall be removed from said certificates at the time of delivery to the Participant.


                           ARTICLE VIII

                        Performance Shares


          8.1  Award of Performance Shares.

<PAGE 19>

               (a) Performance Shares may be awarded either alone or in addition to other Awards granted under this Plan. The Committee shall determine the eligible persons to whom and the time or times at which Performance Shares shall be awarded, the number of Performance Shares to be awarded to any person, the duration of the period (the "Performance Period") during which, and the conditions under which, receipt of the Shares will be deferred, and the other terms and conditions of the Award in addition to those set forth in Section 8.2.

               (b) The Committee may condition the grant of Performance Shares upon the attainment of specified performance goals or such other factors or criteria as the Committee shall determine, in its sole discretion.

               (c) The provisions of Performance Share Awards need not be the same with respect to each Participant, and such Awards to individual Participants need not be the same in subsequent years.

          8.2 Terms and Conditions. Performance Shares awarded pursuant to this Article VIII shall be subject to the following terms and conditions:

               (a) Non-Transferability. Subject to the provisions of this Plan and the Award agreement referred to in Subsection (f) below, Performance Share Awards may not be sold, assigned, transferred, pledged or otherwise encumbered during the Performance Period. At the expiration of the Performance Period, share certificates or cash of an equivalent value (as the Committee may determine in its sole discretion) shall be delivered to the Participant, or the Participant's legal representative, in a number equal to the shares covered by the Performance Share Award.

               (b) Rights as Shareholder. Except as provided in this Subsection (b) and Subsection (a) above, the Participant shall have, with respect to the shares of stock covered by a Performance Share Award, the rights of a holder of shares of Common Stock of the Company including the right to receive any dividends and exercise the voting rights of the stock, as determined by the Committee. The Committee, in its sole discretion, as determined at the time of Award, may permit or require the payment of dividends to be deferred.

               (c) Termination of Employment. Subject to the provisions of the Award agreement and this Article VIII, upon termination of a Participant's employment with the Company for any reason during the Performance Period for a given Award, any Performance Shares previously awarded to the Participant which are not vested will vest or be forfeited in accordance with the terms and conditions established by the Committee at or after grant.

               (d) Accelerated Vesting. Based on service, performance and/or such other factors or criteria as the Committee may determine, the Committee may, at or after grant, accelerate the vesting of all or any part of any Performance Share Award and/or waive the deferral limitations for all or any part of such Award.

               (e) Hardship. In the event of hardship or other special circumstances of a Participant whose employment with the Company or a Designated Subsidiary is involuntarily terminated other than for cause, the Committee may, in its sole discretion, based on such factors as the Committee may deem appropriate, waive in whole or in part any or all of the remaining deferral limitations imposed hereunder with respect to any or all of the

<PAGE 20>

Participant's Performance Shares, based on such factors as the Committee deems appropriate.

               (f) Agreement. Each Award shall be confirmed by, and subject to the terms of, a Performance Share agreement executed by the Company and the Participant.


                            ARTICLE IX

                        Performance Units


         9.1   Award of Performance Units.

               (a) Performance Units may be awarded either alone or in addition to other Awards granted under this Plan. The Committee shall determine the eligible persons to whom and the time or times at which Performance Units shall be awarded, the number of Performance Units to be awarded to any person, the duration of the period (the "Performance Cycle") during which, and the conditions under which, a Participant's right to Performance Units will be vested, the ability of Participants to defer the receipt of payment of such Units, and the other terms and conditions of the Award in addition to those set forth in Section 9.2.

               (b) The Committee may condition the vesting of Performance Units upon the attainment of specified performance goals or such other factors or criteria as the Committee shall determine, in its sole discretion.

               (c) The provisions of Performance Unit Awards need not be the same with respect to each Participant, and such Awards to individual Participants need not be the same in subsequent years.

          9.2 Terms and Conditions. The Performance Units awarded pursuant to this Article IX shall be subject to the following terms and conditions:

               (a) Non-Transferability. Subject to the provisions of this Plan and the Award agreement referred to in Subsection (g) below, Performance Unit Awards may not be sold, assigned, transferred, pledged or otherwise encumbered.

               (b) Vesting. At the expiration of the Performance Cycle, the Committee shall determine the extent to which the performance goals have been achieved, and the percentage of the Performance Units of each Participant that have vested.

               (c) Payment. Subject to the provisions of this Plan and the Award agreement referred to in Subsection (g) below, the vested Performance Units shall be paid to the Participant or the Participant's legal representative as soon as practicable after the end of a Performance Cycle. Payment may be made in cash, shares of Common Stock or a combination of both, as determined by the Committee, in its sole discretion.

               (d) Termination of Employment. Subject to the provisions of the Award agreement and this Article IX, upon termination of a Participant's employment with the Company for any reason during the Performance Cycle for a given Award, the Performance Units in question will

<PAGE 21>

vest or be forfeited in accordance with the terms and conditions established by the Committee at or after grant.

               (e) Accelerated Vesting. Based on service, performance and/or such other factors or criteria as the Committee may determine, the Committee may, at or after grant, accelerate the vesting of all or any part of any Performance Unit Award and/or waive the deferral limitations for all or any part of such Award.

               (f) Hardship. In the event of hardship or other special circumstances of a Participant whose employment with the Company or a Designated Subsidiary is involuntarily terminated (other than for cause), the Committee may, in its sole discretion, based on such factors as the Committee may deem appropriate, waive in whole or in part any or all of the remaining deferral limitations imposed hereunder with respect to any or all of the Participant's Performance Units, based on such factors as the Committee deems appropriate.

               (g) Agreement. Each Award shall be confirmed by, and subject to the terms of, a Performance Unit agreement executed by the Company and the Participant.


                            ARTICLE X

                     Other Stock-Based Awards


         10.1  Other Awards.  Other Awards of Common Stock and other
Awards that are valued in whole or in part by reference to, or are payable in or otherwise based on, Common Stock ("Other Stock-Based Awards"), including, without limitation, Awards valued by reference to subsidiary performance, may be granted either alone or in addition to or in tandem with Stock Options, Restricted Stock, Performance Shares or Performance Units. Subject to the provisions of this Plan, the Committee shall have authority to determine the persons to whom and the time or times at which such Awards shall be made, the number of shares of Common Stock to be awarded pursuant to such Awards, and all other conditions of the Awards. The Committee may also provide for the grant of Common Stock under such Awards upon the completion of a specified performance period. The provisions of Other Stock-Based Awards need not be the same with respect to each Participant and such Awards to individual Participants need not be the same in subsequent years.

         10.2 Terms and Conditions. Other Stock-Based Awards made pursuant to this Article X shall be subject to the following terms and conditions:

               (a) Non-Transferability. Subject to the provisions of this Plan and the Award agreement referred to in Subsection (e) below, shares of Common Stock subject to Awards made under this Article X may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

               (b) Dividends. Unless otherwise determined by the Committee at the time of Award, subject to the provisions of this Plan and the Award agreement, the recipient of an Award under this Article X shall be entitled to receive, currently or on a deferred basis, dividends or dividend

<PAGE 22>

equivalents with respect to the number of shares of Common Stock covered by the Award, as determined at the time of the Award by the Committee, in its sole discretion.

               (c) Vesting.  Any Award under this Article X and any
Common Stock covered by any such Award shall vest or be forfeited to the extent so provided in the Award agreement, as determined by the Committee, in its sole discretion.

               (d) Waiver of Limitation. In the event of the Participant's Retirement, Disability or death, or in cases of special circumstances, the Committee may, in its sole discretion, waive in whole or in part any or all of the limitations imposed hereunder (if any) with respect to any or all of an Award under this Article X.

               (e) Agreement. Each Award under this Article X shall be confirmed by, and subject to the terms of an agreement or other instrument executed by the Company and the Participant.

               (f) Price. Common Stock issued on a bonus basis under this Article X may be issued for no cash consideration; Common Stock purchased pursuant to a purchase right awarded under this Article X shall be priced as determined by the Committee.


                            ARTICLE XI

               Termination or Amendment of the Plan


         11.1  Termination or Amendment.

               (a) The Board may at any time amend, discontinue or terminate this Plan or any part thereof (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement referred to in Article XIII); provided, however, that, unless otherwise required by law, the rights of a Participant with respect to Options or other Awards granted prior to such amendment, discontinuance or termination, may not be impaired without the consent of such Participant and, provided further, without the approval of the Company's stockholders, no amendment may be made which would (i) increase the aggregate number of shares of Common Stock that may be issued under this Plan (except by operation of Section 4.2); (ii) change the definition of employees eligible to receive Stock Awards under this Plan; (iii) decrease the option price of any Stock Option to less than 100% of the Fair Market Value on the date of grant for a Stock Option intended to be an Incentive Stock Option; or (iv) extend the maximum option period under Section 6.4 of the Plan.

               (b) The Committee may amend the terms of any Stock Option or other Award theretofore granted, prospectively or retroactively, but, subject to Article IV above, no such amendment or other action by the Committee shall impair the rights of any holder without the holder's consent. The Committee may also substitute new Stock Options for previously granted Stock Options having higher option exercise prices.
<PAGE 23>

                           ARTICLE XII

                          Unfunded Plan


         12.1 Unfunded Status of Plan. This Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payment not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.


                           ARTICLE XIII

                        General Provisions


         13.1 Legend. The Committee may require each person purchasing shares pursuant to a Stock Option or other Award under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof. In addition to any legend required by this Plan, the certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

         All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, any applicable Federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

         13.2 Other Plans. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

         13.3 No Right to Employment. Neither this Plan nor the grant of any Option or other Award hereunder shall give any Participant or other employee any right with respect to continuance of employment by the Company or any subsidiary, nor shall there be a limitation in any way on the right of the Company or any subsidiary by which an employee is employed to terminate his employment at any time.

         13.4 Withholding of Taxes. The Company shall have the right to deduct from any payment to be made pursuant to this Plan, or to otherwise require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash hereunder, payment by the Participant of any Federal, state or local taxes required by law to be withheld. The Committee may permit any such withholding obligation to be satisfied by reducing the number of shares of Common Stock otherwise deliverable. A person required to file reports under section 16(a) of the Securities Act of 1933 with respect to securities of the Company may elect to have a sufficient number of shares of Common Stock withheld to fulfill such tax obligations (hereinafter a "Withholding Election") only if the election complies with the following conditions: (a) the Withholding Election shall be subject to the disapproval of the Committee and (b) the Withholding Election is made (i) during the

<PAGE 24>

period beginning on the third business day following the date of release for publication of the quarterly or annual summary statements of sales and earnings of the Company and ending on the twelfth business day following such date, (ii) six months before the Stock Award becomes taxable, or (iii) during any other period in which a Withholding Election may be made under the provisions of rule 16b-3 promulgated pursuant to the Act. Any fraction of a share of Common Stock required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash to the Participant.

         13.5 No Assignment of Benefits. No Option, Award or other benefit payable under this Plan shall, except as otherwise specifically required by law, be subject in any manner to anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, attach, sell, transfer, assign, pledge, encumber or charge any such benefit shall be void, and any such benefit shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such benefit, nor shall it be subject to attachment or legal process for or against such person.

         13.6  Listing and Other Conditions.

               (a) As long as the Common Stock is listed on national securities exchange or system sponsored by a national securities association, the issue of any shares of Common Stock pursuant to an Option or other Award shall be conditioned upon such shares being listed on such exchange or system. The Company shall have no obligation to issue such shares unless and until such shares are so listed, and the right to exercise any Option or other Award with respect to such shares shall be suspended until such listing has been effected.

               (b) If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Option or other Award is or may in the circumstances be unlawful or result in the imposition of excise taxes under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act of 1933, as amended, or otherwise with respect to shares of Common Stock or Awards, and the right to exercise any Option or other Award shall be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful.

               (c) Upon termination of any period of suspension under this Section 13.6, any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Option.

         13.7 Governing Law. This Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).

         13.8 Construction. Wherever any words are used in this Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any

<PAGE 25>

words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

         13.9 Indemnification. Each member of the Committee or director of the Company shall be indemnified and held harmless by the Company against and with respect to all damages, losses, obligations, liabilities, liens, deficiencies, costs and expenses, including without limitation, reasonable attorney's fees and other costs incident to any suit, action, investigation, claim or proceedings to which he may be a party by reason of his performance of administrative functions and duties under the Plan. The foregoing right to indemnification shall be in addition to such other rights as the Committee member or other person may enjoy as a matter of law or by reason of insurance coverage of any kind. Rights granted hereunder shall be in addition to and not in lieu of any rights to indemnification to which the Committee member or other person may be entitled pursuant to the by-laws of the Company.

         13.10 Other Benefits. No Award payment under this Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its subsidiaries nor affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.

         13.11 Costs. The Company shall bear all expenses incurred in administering this Plan, including expenses of issuing Common Stock pursuant to any Awards hereunder.


                           ARTICLE XIV

                      Effective Date of Plan


         The Plan shall be effective as of the later of (a) approval by the shareholders of the Company or (b) the date on which shares of the Company's stock are listed on a national securities exchange or system.


                            ARTICLE XV

                       Termination of Plan


         No Option, Restricted Stock, Performance Share, Performance Unit or Other Stock-Based Award shall be offered, sold, issued or otherwise made available after May 16, 2000. Options granted on or before such date shall be exercisable after such date.